EXHIBIT 10.1

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT dated February 28, 1999 but is effective as of December 10, 1998 by and between Tel-Com Wireless Cable TV Corporation, a Florida corporation, having its principal place of business at 3957 N.E. 163rd Street, North Miami Beach, Florida 33160 (the "Company"), The 5th Avenue Channel, Inc., a Florida corporation located at the same address, Melvin Rosen ("Rosen"), with an address of 930 N.E. 176 Street, North Miami Beach, Florida 33162 and Ivana Trump (the "Consultant"), with an address of 10 E. 64th Street, New York, New York, 10021.

                                   WITNESSETH:

         WHEREAS, the Company, through its wholly-owned subsidiary, 5th Avenue Channel, Inc. ("5th Avenue"), is introducing "The 5th Avenue Channel," a new television channel, and "5thAvenueChannel.com," a related Internet web site offering for sale a variety of products and services (the "Business"); and

         WHEREAS, the Consultant is a renowned celebrity and has substantial knowledge and expertise in the subject matter of the Business; and

         WHEREAS, the Company desires to engage the Consultant to perform the "Consultant's Duties" (as hereinafter defined) and the Consultant desires to perform said Consultant's Duties, in each case in accordance with the terms and conditions hereinafter set forth; and

         WHEREAS, the parties desire that this Consulting Agreement and the Share Exchange Agreement, dated as of the date of this Agreement, the ("Share Exchange Agreement") shall supercede that one certain Shareholder Agreement executed as of July 16, 1997 by and among the Fifth Avenue Shopping Channel, Inc., Melvin Rosen and Ivana Trump.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. RECITALS. The foregoing recitals are true and correct and are hereby incorporated herein by this reference.

         2. ENGAGEMENT. The Company hereby engages the Consultant as an independent contractor to perform the Consultant's Duties (as hereinafter defined) in accordance with the terms hereof and in exchange for the "Consultant's Fees" and "Stock Options" (as hereinafter defined), and the Consultant hereby accepts such engagement.

         3. CONSULTANT'S DUTIES. The Consultant agrees to provide to the Company, at reasonable times requested by the Company subject to the provisions of paragraph 4 hereof, the following services with respect to the Business (the "Consultant's Duties"):

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                  (a) Participation and attendance at up to two (2) cable TV or other industry trade shows per year as well as a certain limited number of financial, brokerage, merchandising and other business meetings;

                  (b) Certain in-person promotional appearances as well as promotional appearances on live and taped television, in print, and in other media (including but not limited to the Internet);

                  (c) Duties as the hostess of The 5th Avenue Channel and 5thAvenueChannel.com, including attendance and participation in certain videotapings, filmings, audiotapings and broadcasting on television and other media; and

                  (d) Subject to the provisions of paragraph 5 below, use of the Consultant's name and likeness in connection with promotional efforts and events relating to the Business; provided, however, that all such uses shall be subject to the prior written approval of the Consultant.

         The Consultant shall be based at the Consultant's offices in New York, New York.

         4. REASONABLE NOTICE TO CONSULTANT IN COMPANY'S REQUESTS FOR FULFILLMENT OF CONSULTANT'S DUTIES. It is the intent of the parties that the Company will consider Consultant's availability in scheduling meetings or appearances. In this regard, the Company will use its best efforts to give the Consultant as much advance notice as possible for any personal or promotional appearances and any business or financial meetings. The spirit of this Agreement is that the Company will not abuse the right to use the Consultant's time, and the Consultant will endeavor to be available at least for those meetings or events which the Company believes are important in connection with the Company's business operations and public relations.

         5. LIMITATION ON CONSULTANT'S DUTIES AND USE OF CONSULTANT'S NAME.

                  (a) Notwithstanding anything herein to the contrary, the Consultant's Duties DO NOT include (i) the Consultant's representation, if any, of individual merchants appearing on The 5th Avenue Channel or 5thAvenueChannel.com, or (ii) her hosting of or appearances on any commercial television show which is developed by 5th Avenue and NOT aired as part of The 5th Avenue Channel or 5thAvenueChannel.com programming or content. The Consultant's commitment for any such additional services shall be separately compensated by the Company, under terms to be negotiated in good faith between the Company and the Consultant.

                  (b) No Company or 5th Avenue press releases using the Consultant's name, image, likeness or any other form of identification, will be issued without her prior written approval. The Consultant shall have total approval of any final promotional material in which she or her likeness appears, including without limitation video or audio tape, voiceovers, posters, photo shoots, photographs or graphics, or any other use of her likeness or image.

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                  (c) This Agreement does not confer to the Company or any of its subsidiaries or affiliates any ownership rights in the trade names "Ivana," "Ivana Trump," "Ivana, Inc.," "House of Ivana" or any other trademark or trade name owned by the Consultant presently or in the future.

         6. CONSULTANT'S FEES; STOCK OPTIONS.

                  (a) CONSULTANT'S FEES. In consideration for the performance of the Consultant's Duties, the Company shall pay to the Consultant the following fees (collectively, the "Consultant's Fees"):

                           (i) BASE MONTHLY FEE. The Company shall pay to the
Consultant the sum of $10,000.00 per month during the Term (as hereinafter defined), payable in advance on the first day of each month.

                           (ii) FEE FOR PROMOTIONAL PERSONAL APPEARANCES. For
each personal appearance made by the Consultant when 5th Avenue or the Company sponsors or co-sponsors an event where the Consultant appears and her name is used as a draw for the event, the Company shall pay to the Consultant a fee of $15,000.00 with respect to each appearance which does not require air travel to the event, and $20,000.00 (plus expenses as set forth in paragraph 6(a)(iii) below) for each out of town appearance requiring air travel. An event requiring no air travel shall be an event held in the metropolitan area where the Consultant is then located.

                           (iii) FEE FOR ON-CAMERA WORK. After a total of 18
days per year up to and including a total of 24 days per year, of on-camera appearances and participation in tapings and broadcasts, the Company shall pay to the Consultant a fee of $5,000 per day and $2,500 per half-day of such services. For all days after a total of 24 days per year of on-camera appearances and participation in tapings and broadcasts, the Company and the Consultant shall negotiate in good faith a "per day" and "per-half-day" fee for such services. For purposes of this provision, a "day" is defined to mean a calendar day in which the Consultant attends and participates in an aggregate of four or more hours of taping or broadcasting and a "half-day" is defined to mean any calendar day in which the Consultant attends and participates in more than zero but less than four hours of taping or broadcasting.

                           (iv) TRANSPORTATION AND TRAVEL. The Company shall
provide to the Consultant executive limousine transportation to and from all promotional events, and with respect to each appearance requiring travel outside New York City, the Company shall provide to the Consultant two round-trip, non-restricted first class airline tickets and luxury hotel accommodations.

                           (v) REIMBURSEMENT OF OTHER EXPENSES. The Company
shall also pay and/or reimburse the Consultant for reasonable expenses incurred in connection with the performance of the Consultant's Duties, including reasonable amounts for hair styling and make-up.

         (b) STOCK OPTIONS. The Company agrees to grant to the Consultant, and to deliver to the Consultant within ten (10) days from the date hereof, a series of three-year options

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(the "Options") to acquire an aggregate of 700,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), as follows:

                           (i) 200,000 shares at an exercise price of $5.00 per share;

                           (ii) 200,000 shares at an exercise price of $8.00 per share;

                           (iii) 200,000 shares at an exercise price of $12.00 per share; and

                           (iv) 100,000 shares at an exercise price of $15.00 per share.

         The Company agrees to register such shares for resale by the Consultant by amending its pending registration statement on Form SB-2, File No. 33-41459, to include such shares, and shall undertake its best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as reasonably practicable. Such registration obligation shall be in accordance with and shall include the indemnification rights contained in the provisions for registration of the "Tel-Com Shares" under Section 4 of the Share Exchange Agreement, such terms being hereby incorporated herein by this reference.

         The Options described in this Section 6(b) are in addition to the 35,000 Initial Shares and the 65,000 Performance Shares to be transferred to the Consultant under the Share Exchange Agreement, dated as of the date of this Consulting Agreement, to which the Consultant is a party. Exhibit "A" to this Consulting Agreement sets forth the aggregate number of Shares to which the Consultant shall have rights under these Agreements.

         7. TERM. This Agreement shall commence as of the date hereof and shall continue to be in effect until December 31, 2001 ("Term"), unless terminated prior to the end of the Term in accordance with Section 8 of this Agreement. Thereafter, this Agreement shall be automatically renewed for successive additional one (1)-year terms ("Renewal Terms") unless either party provides written notice of non-renewal to the other party not less than sixty (60) days prior to the expiration of the then current Term or Renewal Term.

         8. TERMINATION UPON DEATH. This Agreement shall terminate immediately upon the Consultant's death. Such termination shall not affect any rights to or under the Options conferred to the Consultant under Section 6(b) of this Agreement.

         9. INDEPENDENT CONTRACTOR.

                           (a) This Agreement does not create a relationship of
principal and agent, joint venture, partnership or employment between the Company and the Consultant. Neither party shall be liable for any obligations incurred by the other except as expressly provided herein. The Consultant is retained by the Company only for the purposes of and to the extent set forth in this Agreement, and the Consultant's relation to the Company during the period of her engagement hereunder shall be that of an independent contractor. By virtue of this Agreement, the Consultant does not have employee status with the Company and is not entitled to participate in any plans, arrangements or distributions by the Company pertaining to or in connection with any pension, stock, bonus, profit sharing or similar benefits as may be available to the Company's employees. The Consultant agrees that she shall be responsible for the reporting and payment of

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all income and self-employment taxes for all compensation paid to the Consultant hereunder. Notwithstanding the above, the Consultant also serves as Chairman of the Board of the Company's 5th Avenue subsidiary and may be compensated as such.

         10. CONFIDENTIAL INFORMATION.

                           (a) The parties contemplate that they may come into
contact with confidential information regarding one or more of the other parties (or the shareholders, officers, directors, employees, partners, associates, consultants, customers and clients of the parties), including without limitation
(i) information of a business nature; (ii) information as to sales, customers, costs, profits, markets, advertising or promotion; (iii) plans for future development of business; and (iv) other information of a similar nature to the extent not generally available to the public (all of which is referred to hereinafter as "Confidential Information"). All parties agree to keep secret all Confidential Information and further agree not to use such Confidential Information or to disclose it to anyone, either during or after the Term of this Agreement except upon the written consent of the other parties or as required by a court of law.

                           (b) The foregoing prohibition against disclosing
Confidential Information to third parties shall further apply, either during or after the term of this Agreement, to Confidential Information and other similar information relating to the personal lives of the Consultant or the Consultant's family, or the principal officers and directors of the Company, and their respective business activities, financial dealings and/or condition, contractual matters and any other matter affecting the lives of such parties.

         11. NON-COMPETITION. As a material consideration and inducement to the Company to enter into this Agreement, the Consultant hereby covenants and agrees that, unless the Company and its successors and assigns shall cease to engage in the Business or unless the Company gives its prior written consent, during the Term of this Agreement and for a period of six (6) months thereafter, the Consultant shall not directly or indirectly:

                           (a) promote any television marketing concept
substantially identical to that of the Company or 5th Avenue. The Company agrees and acknowledges that the present activities of Ivana Trump, Ivana, Inc. and the HOUSE OF IVANA, in selling, marketing and/or promoting products and services on television (including, without limitation, Value Vision, USA, Home Shopping Channel Canada, QVC London and Germany), her speaking engagements and TV commercials (e.g., Pizza Hut, Milk and Cotton) are NOT substantially identical to the Company's 5th Avenue Channel concept, and that future activities that are substantially the same as such present activities would also not be considered to be substantially identical to the Company's 5th Avenue Channel concept. It is understood that the Consultant's agreements hereunder are not intended, in any way, to conflict with her business licensing agreements or other marketing efforts, including other television marketing efforts such as those described in this paragraph, or to prohibit her from endorsing, in television commercials or otherwise, any specific high-end or luxury products.

                           (b) enter into, operate, own, manage or consult with
(either individually or through any corporation, firm or organization in which she shall have an interest as an owner, operator, partner or major shareholder) any other business or venture on the Internet which competes with The 5th Avenue Channel's Internet business.

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                           (c) become a spokesperson for any other Internet site
which might offer luxury or premium brand products or services.

Notwithstanding the above, the Consultant shall not be precluded from conducting business on her own Web site (or the web site of another party), through House of Ivana, Inc., Ivana, Inc., or in her individual name where she or the other web site markets and sells her own lines of cosmetics, jewelry, clothing and related products and accessories, and products licensed by her. Additionally, the Consultant shall not be precluded from operating the business of promoting her new magazine or magazines, books or other publications.

         12. INDEMNIFICATION OF THE CONSULTANT. The Company and 5th Avenue shall indemnify and hold harmless the Consultant, in her capacity as hostess of The 5th Avenue Channel and as a shareholder, an officer and/or a member of the Board of Directors of 5th Avenue, from any claims, obligations or liabilities of any nature (except those arising from her gross negligence or willful misconduct).

         13. MISCELLANEOUS.

                           (a) NOTICES. All notices, demands or other
communications given hereunder shall be in writing and shall be deemed to have been duly given by hand delivery thereof or by mailing by United States registered or certified mail, return receipt requested, postage prepaid, to the address set forth for each party in the first page of this Agreement, or to such other address or such other person as any party shall designate, in writing, to the other for such purposes and in the manner hereinabove set forth. A copy of any notice sent to the Consultant shall be sent to: Gary Lyman, Esq., 405 Park Avenue, Suite 1703, New York, New York 10021.

                           (b) ENTIRE AGREEMENT. This Agreement constitutes the
complete understanding between the parties with respect to the engagement of the Consultant hereunder, and no statement, representation, warranty or covenant has been made by any party with respect thereto except as expressly set forth herein.

                           (c) AMENDMENT. The parties hereby irrevocably agree
that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the Company and the Consultant shall unanimously agree in writing to such Amendment.

                           (d) NO WAIVER. No waiver of any provision of this
Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

                           (e) HEADINGS. The headings set forth in this
Agreement are for convenience only and shall not be considered as part of this Agreement in any respect nor shall they in any way affect the substance of any provisions contained in this Agreement.

                           (f) BINDING EFFECT; NO ASSIGNMENT. This Agreement
shall be binding upon the parties hereto, their administrators, successors and assigns. Any assignment or delegation of duties in violation of this provision shall be null and void; provided, however, Consultant may

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assign this Agreement to a corporation of which she is the sole shareholder and provided further, that in the event of such assignment, Consultant shall continue to be personally responsible for the rendering of services hereunder. Nothing in this Agreement shall prohibit the Consultant from transferring her Option Shares to a third party.

                           (g) FURTHER ASSURANCES. The parties hereto will
execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

                           (h) PROVISIONS SEVERABLE. This Agreement is intended
to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the jurisdiction in which the parties do business. If any provision of this Agreement, or the application thereof to any person or circumstance shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                  COMPANY:

                                  TEL-COM WIRELESS CABLE TV CORPORATION,
                                  a Florida corporation



                                        /S/ MELVIN ROSEN
                                  ---------------------------------------------
                                  By: Melvin Rosen
                                  Its: President

                                  THE 5TH AVENUE CHANNEL, INC.,
                                  a Florida corporation



                                        /S/ MELVIN ROSEN
                                  ---------------------------------------------
                                  By: Melvin Rosen
                                  Its: President

                                  CONSULTANT:

                                  IVANA TRUMP


                                        /S/ IVANA TRUMP
                                  --------------------------------------------

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                                   EXHIBIT "A"


Under the Consulting Agreement:

                                               Option Shares          700,000



Under the Share Exchange Agreement:

                                               Initial Shares          35,000
                                             Performance Shares        65,000


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